As filed with the Securities and Exchange Commission on March 16, 1999.

Securities and Exchange Commission
Washington, D.C. 20549
_______________________

FORM S-8
Registration Statement Under The Securities Act of 1993
________________________

DEFINITION, LTD.
(Exact name of Registrant as specified in its charter)

     	NEVADA                                            					      75-2293489
(State or other jurisdiction of                     						(IRS Employer
incorporation or organization)                						Identification No.)
1334 South Killian, Unit 4, Lake Park, Florida 33403
(Address of principal executive offices, including zip code)

AGREEMENTS FOR SERVICES
(Full title of the plan)

Charles Kiefner
Chief Executive Officer
Definition, Ltd.
1334 South Killian, Unit 4
Lake Park, Florida 33403
(Name and address of agent for service)

(561) 844-7701
(Telephone Number, including area code, of agent for service)
Copy to:CHARLES A. CLEVELAND, P.S.Charles A. Cleveland, Esquire1212 North
Washington, Suite 304Spokane, Washington 99201-2401(509) 326-1029
If any of the  securities  being  registered on this Form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the  Securities
  Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: X
 Calculation Of Registration Fee
Proposed  	Proposed
                                   			maximum   	maximum
                                   			offering price 	aggregate offering
Title of Securities 		Amount to be   	price per      	price  per share
Amount of
to be registered    		registered     	share [1] price [1]   price[1]
   			registration fee

Common Stock,
$0.001 par value     	950,000 shares 	$1.20[1]   	$950,000       		$ 264.01[2]

[1] The maximum offering price was calculated pursuant to Rule 457(c). [2] Minimum fee.
DEFINITION LTD.
Cross Reference Sheet Required by Item 501(b) of Regulation S-K

Form S-8 Item Number and Caption               				Caption in Prospectus

1.   	Forepart of Registration Statement        				Facing Page of
 Registration
     	and Outside Front Cover Page              				Statement and Cover Page
 of
     	of Prospectus                             					Prospectus

2.   	Inside Front and Outside Back             				Inside Cover Page of
Prospectus
     	Cover Pages of Prospectus                 				and Outside Cover Page of
                                               						Prospectus

3.  	 Summary Information, Risk                 				Not Applicable
     	Factors and Ratio of Earnings to
     	Fixed Charges

4.   	Use of Proceeds                           					Not Applicable

5.   	Determination of Offering Price           				Not Applicable

6.   	Dilution                                  					Not Applicable

7.   	Selling Security Holders                  					Sales by Selling
Shareholders

8.   	Plan of Distribution                      					Cover Page of Prospectus
 and
                                               						Sales by Selling
Shareholders

9.   	Description of Securities to              				Grant of Stock Bonus; and
     	be Registered                             					Sales by Selling
Shareholders

10.  	Interest of Named Experts                 				Not Applicable
     	and Counsel

11.  	Material Changes                          					Not Applicable

12.  	Incorporation of Certain Information      				Incorporation of Certain
     	by Reference                              					Information by Reference

13.  	Disclosure of Commission Position         				Indemnification
     	on Indemnification or Securities
     	Act Liabilities

PROSPECTUSDEFINITION, LTD.950,000 Shares of Common Stock($0.001 par value per
 share)                                       Issued and to be Issued
Pursuant to Agreements for Services

This Prospectus is part of a Registration Statement which registers 950,000 shares of Common Stock, $0.001 par value per shares (the "Common Stock"), of Definition, Ltd., a Nevada corporation (the "Company"), which are issued, as described herein, to: (1) Orville Baldridge ("Baldridge"), Consultant to the Company, pursuant to a Consulting Agreement under which the Company will issue 931,000 shares of Common Stock to Baldridge (the "Baldridge
Securities"); (2) Lana R. Dieringer, Attorney At Law, ("Dieringer"
, pursuant to an agreement as to unpaid legal services, under which the Company will issue 5,000 shares of Common Stock to Dieringer (the "Dieringer
 Securities"); (3) Neil M. Leibman, ("Leibman"), legal counsel and consultant to the Company, under which the Company will issue 5,000 shares of Common
Stock to Liebman (the "Liebman Securities"); and (4) Charles A. Cleveland, P.S., Attorney At Law, ("Cleveland"), legal counsel to the Company, pursuant to an Engagement Agreement under which the Company will issu to Cleveland (the "Cleveland Securities"). Baldridge Dieringer, Liebman, and Cleveland are selling shareholders under this Prospectus and are collectively referred to herein as the "Selling Shareholders".

All of the Baldridge Securities were issued to Orville Baldridge pursuant to a written compensation contract which provides for the issuance of the Baldridge Securities. All of the Dieringer and Liebman Securities will be issued as repayment of indebtedness for certain legal and consulting services previously rendered. All of the Cleveland Securities will be issued in return for legal services in connection with this Registration Statement.
 None of the securities are or will be issued pursuant to any progr ministered by either the Board of Directors of the Company or any committee of the Board of Directors organized for that purpose.

The Company has been advised by the Selling Shareholders that they may sell all or a portion of their shares of Common Stock from time to time in the over-the-counter market in negotiated transactions, directly or through brokers, or otherwise, and that such shares will be sold at market price prevailing at the time of such sales or at negotiated prices.

No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor the issuance of any of the Dieringer Securities under the terms of the aforementioned Consulting and Legal Services Agreement shall, under any circumstance, create any implication that there has been
 Company since the date hereof.
___________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
___________

This Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

The date of the Prospectus is  March  19, 1999.

AVAILABLE INFORMATION

The Company (File No. 0-20598) is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements filed pursuant to the Exchange Act and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission. Copies of such t prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Kluczynski Federal Building, 230 South Dearborn Street, Chicago, Illinois 60604; and New York Regional Office, 75 Park Place, 14th Floor, New York, New York 10007. The Commission maintains a Web site that contains reports, proxy and information statements and other i s that file electronically with the Commission at the following address:
(http://www.sec.gov). In addition, the reports of, proxy and information statements filed pursuant to the Exchange Act by, and other information concerning, the Company, whose securities are included in the Over-the-Counter Bulletin Board ("OTCBB"), can be inspected at the offices f the National Association of Securities Dealers, Inc., 1735 R Street, N.W., Washington, D.C. 20006.

The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to 950,000 shares of the Company's Common Stock, issued to consultants and attorneys for the Company pursuant to agreements for services. This Prospectus, which constitutes Part I of the Registration Statement, omits certain information with respect to the Company and the shares of Common Stock offered by the Prospectus. Refere
 Statement, including the exhibits thereto.

Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statements, with exhibits, may be obtained from the Commission's office located in Washington, D.C. (at the the fees prescribed by the Rules and Regulations of the Commission, or examined free of charge.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference and made a part hereof:

The Company's latest Annual Report on Form 10-KSB for the year ended December 31, 1997.
The Company's Quarterly Report on Form 10-QSB for the period ended
March 31, 1998.
The Company's Quarterly Report on Form 10-QSB for the period ended June 30,
1998.
The Company's Quarterly Report on Form 10-QSB for the period ended September 30, 1998.
The Company's Quarterly Report on Form 10-QSB for the period ended June 30,
1997
The Company's Quarterly Report on Form 10-QSB for the period ended September 30,
 1997.
The Company's Annual Report on Form 10-KSB for the year ended  December 31,
1996.
The Company's Quarterly Report on Form 10-QSB for the period ended  March 31,
1997.
The Company's Quarterly Report on Form 10-QSB for the period ended  June 30,
1996;
The Company's Quarterly Report on Form 10-QSB for the period ended  March 31,
1996.
The Company's Quarterly Report on Form 10-QSB for the period ended September 30, 1996.
The Company's Amended Annual Report on Form 10KSB for the year ended December 31, 1996; and
All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange
Act since the end of the fiscal year covered by the Company's Annual Report referred to above.






All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of each such document. Any statement incorporated by reference herein shall be deemed to be modified or superseded fo
o the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modified or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

The Company hereby undertakes to provide, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to: Corporate Secretary, Definition, Ltd., 1334 South Killian, Lake Park, Florida 33403;

No dealer, salesman, or any other person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information and representation must not be relied upon as having been authorized by Definition, Ltd.. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer in such state. Neither the delivery es made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Definition, Ltd. since the date hereof

THE COMPANY

The Company was incorporated on March 13, 1989 in the State of Nevada. The Company acquired the exclusive right and license to sell and exploit commercially a patented stone hot plate that operated without electrical connection, in the United States, Canada, Mexico and the West Indies. The Company also obtained and further enhanced proprietary operational guidelines and procedures for the development, decoration, establishment and operation of restaurants in the United States and such other countries utili op cooking. From 1989 to 1993, the Company engaged in various marketing and sales activities related to the promotion of Stone Grill cooking and its Stone Grill products and, in 1991, established a pilot restaurant facility.
  During 1993, the Company determined not to go forward with the Stone Grill-related restaurant business. The Company sold all of its holdings in Stone Grill Restaurants, Inc., a wholly-owned subsidiary, and ceased its activities in this field.

During 1994, the Company began acquisition of assets and sought business opportunities related to interactive media and communications. In furtherance of these plans, the Company acquired programming, a broadcast film library, computers, video, studio, broadcast and cable equipment and pre-paid air time.

The Company's business includes the production of direct response programming, and interactive programming for world wide application, including educational software, infomercials, interactive computer media, video and the sale of television advertising (utilizing broadcast air time through WAQ-TV 19, West Palm Beach, Florida). The Company also sells from time to time, primarily into foreign markets, copies of video, film clips and programming from its broadcast film library, which includes certain copyrig ewsreels, music books and educational footage. The Company is involved with the production of television programs for broadcast in the West Palm Beach, Florida, and the Dallas/Fort Worth, Texas, metropolitan areas, and in the production of one-hour infomercials for video and cable television broadcast.

The Company is seeking to develop customers and sales utilizing the "Internet". It is operating under a letter of intent with World Wide Marketing, a Europe-based firm ("WWM"), in a business venture involving the important into the United States of substantial amounts of art, art objects and craft items from Italy, which are being sold at auction by Sotheby Auctioneers in cooperation with Hofstra University, Hempstead, New York. This program, known as the "Messagio d'amore", or Message of Love, is expecte es and sales involving both large and small vendors and craftsmen located primarily in the Verona, Italy, area.



AGREEMENTS FOR SERVICES
AND ISSUANCE OF COMMON STOCK

General

On March 9, 1999, the Company entered into a Consulting Agreement with Orville Baldridge ("Baldridge"), (individually a Selling Shareholder). The Company will issue 931,000 shares of Company Common Stock pursuant to such Consulting Agreement. Under the terms of the Consulting Agreement, Baldridge has agreed to provide consulting services with respect to identification of merger and acquisition candidates as well as to assist in the proper structure of any such acquisition opportunities for the Company.

During 1998 the Company used the legal services of Lana R. Dieringer to assist the Company in certain litigation involving the Company. Because the Company has limited income and cash flow for fiscal year 1998, it was not able to pay for the services rendered by Ms. Dieringer. As of the date of filing this Registration Statement, the Company was indebted to Dieringer in the total amount of $6,285. The Company has obligated itself to pay that indebtedness by the issuance of shares of its Common Stoc s agreed to accept 5,000 shares of the Company's Common Stock in satisfaction of this indebtedness for services previously rendered. The Company will issue 5,000 shares of Common Stock of the Company pursuant to such agreement.

On March 9, 1999, the Company issued 5,000 shares of Company Common Stock to Neil Leibman, as compensation to Mr. Leibman for providing consulting and legal services to the Company. As of the date of filing this Registration Statement, the Company was indebted to Leibman in the total amount of $5,975. The Company has obligated itself to compensate for such consulting and legal services by the issuance of shares of its Common Stock and Leibman has agreed to accept 5,000 shares of the Company's Co tisfaction of this indebtedness for services previously rendered.

On March 16, 1999, the Company is expected to issue 9,000 shares of Company
 Common Stock to Charles A. Cleveland, P.S., attorneys at law, in return for the performance of certain legal services related to this Registration Statement.

This Prospectus relates to the 950,000 shares issued to Baldridge, Dieringer,
 Leibman, and Cleveland. None of the securities to which this Prospectus relates is issued pursuant to any program or plan and are not being administered by either the Board of Directors of the Company or any committee of the Board of Directors organized for that purpose.

Federal Income Tax Effects

The issuance of the Baldridge,  Dieringer,  Liebman, and Cleveland Securities
 will result in the recognition of taxable income to the Selling Shareholders
  Correspondingly, the Company will be entitled to a deduction equal to the amount of ordinary income charged to the Selling Shareholders, namely, approximately $950,000.

Restrictions Under Securities Laws

The sale of any shares of Common Stock issued under the Consulting and Legal
 Services Agreement must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater shareholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under Federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption.




SALES BY SELLING SHAREHOLDERS

The following table sets forth the names of the Selling Shareholders, the amount of shares of Common Stock held, directly or indirectly, the amount of Common Stock to be owned by the Selling Shareholders following sale of such shares of Common Stock and the percentage of shares of Common Stock to be owned by the Selling Shareholders following completion of such offering (based on 10.535,373 shares of Common Stock of the Company outstanding as of the date of this Prospectus).

                         		Number of               			Shares to      	Percentage


Name of                  	Shares    		Shares to     	Be Owned       	To Be Owned


Selling Shareholders      	Owned     		Be Offered    	After Offering 	After Offe

ring

Orville Baldridge		Unknown	              931,000	  	    931,000

100%
Charles A. Cleveland	-0-    			    9,000			-0-		-0-
Neil Leibman		Unknown		    5,000			-0-		-0-
Lana R. Dieringer        	Unknown	    	    5,000		             - 0 -

 - 0 -


DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue up to 100,000,000 shares of Common Stock, $0.001 par value per share. The holders of company Common Stock will be entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding Common Stock will be able to elect the entire Board of Directors of the Company and, if they do so, minority shareholders would not be able to ele he Board of Directors. The Company's bylaws provide that a majority in number of the issued and outstanding shares of the Company shall constitute a quorum for shareholders' meetings, except with respect to certain matters for which a greater percentage quorum is required by statute or by the bylaws.

Shareholders of the Company will have no preemptive rights to acquire additional shares of Common Stock or other securities. The Common Stock will not be subject to redemption and will carry no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock will be entitled to share equally in corporate assets after satisfaction of all liabilities. The shares of Common Stock, when issued, will be fully paid and non-assessable.

Holders of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company intends to expand its business through reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

The Board of Directors has the authority to issue the authorized but unissued shares without action by the shareholders.

Transfer Agent

The transfer agent for the shares of Common Stock of the Company is Corporate
 Stock Transfer, 370 17th Street Suite 2350, Denver, Colorado 80202.

INDEMNIFICATION

Nevada law provides that Nevada corporations may include within their articles of incorporation provisions eliminating or limiting the personal liability of their directors and officers in shareholder actions brought to obtain damages for alleged breaches of fiduciary duties, as long as the alleged acts or omissions did not involve intentional misconduct, fraud, a knowing violation of law or payment of dividends in violation of the Nevada statutes. Nevada law also allows Nevada corporations to include in t corporation or bylaws provisions to the effect that expenses of officers and directors incurred in defending a civil or criminal action must be paid by the corporation as they are incurred, subject to an undertaking on behalf of the officer or director that he or she will repay such expenses if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation because such officer or director did not act in good faith and in a e in or not opposed to the best interests of the corporation.

Nevada law provides that Nevada corporations may eliminate or limit the personal liability of its directors and officers. This means that the articles of incorporation could state a dollar maximum for which directors would be liable, either individually or collectively, rather than eliminating total liability to the full extent permitted by the law.

The Company's Charter provides that a director or officer of the Company shall not be personally liable to the Company or its shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distribution in violation of Nevada Revised Statures, 78.300. In addition, Nevada Revised Statutes, 78.751 and Article VII of the Bylaws of the Company, u vided for the indemnification of the officers and directors of the Company against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is set forth in the following paragraph, but such summary is qualified in its entirety by reference to Article VII of the Bylaws of the Company.

In general, any director of officer of the Company (an "Indemnitee") who was or is a party to, or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action or suit (including, without limitation, an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that the Indemnitee is or was a director or officer of the Company or is or was serving in any capacity as a director, officer, employee, agent, partner or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by the Company for actions taken by the Indemnitee and for all omissions to the full extent permitted by Nevada law against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably by the Indemnitee in connection with any Proceeding. The rights to indemnification specifically include the right to reimbursement the Company for all reasonable costs and expenses incurred in connection with the Proceeding and indemnification continues as to an Indemnitee who has ceased to be a director or officer. The Board of Directors may include employees and other persons as though they were Indemnitees. The rights to indemnification are not exclusive of any other rights that any person may have by

The Bylaws also provide that the Company may purchase and maintain insurance or make other financial arrangements on behalf of any person who otherwise qualifies as an Indemnitee under the foregoing provisions. Other financial arrangements to assist the Indemnitee are also permitted, such as the creation of a trust fund, the establishment of a program of self-insurance, the securing of the Company's obligation of indemnification by granting a security interest or other lien on any assets (including cash) o ment of a letter of credit, guaranty or surety.

The Company and Interactive Systems, Inc., the Company's wholly-owned subsidiary (ISI), have entered into agreements with each of their respective directors, executive officers and significant employees providing for indemnification by the Company and by ISI of each of them to the extent permitted by their respective Charters and Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the Act), may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other y of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the final adjudication of such issue.

LEGAL MATTERS

Legal matters in connection with the securities being offered hereby will be passed upon for the Company by Charles A. Cleveland, P.S., Spokane, Washington.

EXPERTS

The consolidated financial statements and financial statement schedules of the Company included in the Company's Annual Report and Amended Annual Report on Form 10-KSB and 10-KSB/A for the year ended December 31, 1997, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Clancy & Co., PLLC, Certified Public Accountants, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The documents listed in (a) through (k) below are incorporated by reference in this Registration Statement. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 14(d) of the Securities Exchange Act of 1934 (the Exchange Act), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Stateme the date of filing of such documents.

(a)  	The Company's latest Annual Report on Form 10-KSB for the year ended
December 31, 1997.
(b)  	The Company's Quarterly Report on Form 10-QSB for the period ended  March
31, 1998.
The Company's Quarterly Report on Form 10-QSB for the period ended June 30,
1998.
(d)  	The Company's Quarterly Report on Form 10-QSB for the period ended
September 30, 1998.
The Company's Quarterly Report on Form 10-QSB for the period ended June 30,
1997
The Company's Quarterly Report on Form 10-QSB for the period ended September 30,
 1997.
(f)  	The Company's Annual Report on Form 10-KSB for the year ended  December
31, 1996.
The Company's Quarterly Report on Form 10-QSB for the period ended  March 31,
1997.
The Company's Quarterly Report on Form 10-QSB for the period ended  June 30,
1996;
The Company's Quarterly Report on Form 10-QSB for the period ended  March 31,
1996.
The Company's Quarterly Report on Form 10-QSB for the period ended  September
30, 1996.
(j)  	The Company's Amended Annual Report on Form 10KSB for the year ended
December 31, 1996; and
(k)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange
Act since the end of the fiscal year covered by the Company's Annual Report referred to above.

Item 4.  Description of Securities.

The Company is authorized to issue up to 100,000,000 shares of Common Stock, $0.001 par value per share. The holders of Company Common Stock will be entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding Common Stock will be able to elect the entire Board of Directors of the Company and, if they do so, minority shareholders would not be able to ele
Directors. The Company's bylaws provide that a majority in number of the issued and outstanding shares of the Company shall constitute a quorum for shareholders' meetings, except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws.

Shareholders of the Company will have no preemptive rights to acquire additional shares of Common Stock or other securities. The Common Stock will not be subject to redemption and will carry no subscription or conversation rights. In the event of liquidation of the Company, the shares of Common Stock will be entitles to share equally in corporate assets after satisfaction of all liabilities. The shares of Common Stock, when issued, will be fully paid and nonassessable.

Holders of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company intends to expand its business through reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

The Board of Directors has the authority to issue the authorized but unissued shares without action by the shareholders.






Item 5.  Interests of Named Experts and Counsel.

The Selling Shareholders are: (1) consultants to the Company; (2) legal counsel to the Company. Such Selling Shareholders will be receiving an interest in the Registrant. The 931,000 shares of Common Stock to be issued to Orville Baldridge constitutes a significant interest, as that term is defined under Item 509 of Regulation S-K, since the fair market value of the securities to be received may exceed $1,117,200 (assuming a fair market value of $1.20 per share and issuance of 931,999 shares).

Item 6.  Indemnification from Directors and Officers.

Nevada Revised Statutes 78.037 is incorporated herein by this reference.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

Inasmuch as the consultants who received shares of Common Stock of the Company are knowledgeable, sophisticated and had access to comprehensive information relevant to the company, the transactions were undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act. As a condition precedent to such grants, the consultants are required to express an investment intent and consent to the imprinting of a restrictive legend on each stock certificate to be received from the Company t to an effective Registration Statement.

Item 8.	Exhibits

The following are filed as exhibits to this Registration Statement:
Sequentially
Numbered
Exhibit No.                   	Description                        		   Page
4.1	Instruments defining the rights of security holders including indentures
4.2			Amended and Restated Articles of Incorporation, dated January 13, 1995, of  the Company.  Incorporated by reference to the
Company's Annual Report on Form 10-KSB for the
Fiscal year ended December 31, 1996.

4.3 	By-laws of the Company, dated January 13, 1995.  Incorporated by reference
         to the Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 1996.
5            			Opinion of Charles A. Cleveland, re: Legality
          10.1	Consulting Agreement, dated as  of  March 9, 1999,
between Registrant and  Orville Baldridge

24.1  	Consent of Clancy and Co., PLLC, Certified Public Accountants


24.2	Consent of Charles A. Cleveland, Attorney At Law
25.1			Powers of Attorney (contained on Sequential page   of this
Registration Statement)

Item 9.  Undertakings.

(a) 	Rule 415 Offering. The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A)	To include any prospectus required by Section 10(a)(3) of the
Securities Act of 1933;

(B)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent individually or in the aggregate, represent a fundamental change in the
information set forth in the registration statement); (C)	To include any
material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment filed by the Company pursuant to Section 13 of Section 15(d) of the Securities
Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) 	That, for the purpose of determining any liability under the Securities
Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) 	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	Filings incorporating subsequent Exchange Act documents by reference. The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) of Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities
Exchange Act of 1934) that is incorporated by reference in the r deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Request for Acceleration of Effective Date or Filing of Registration
Statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In th ification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding)
 is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question wheth s against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Park, State of Florida, on the 19 day of March, 1999.
                                 DEFINITION, LTD.

                                 By:

                                     Charles Kiefner
Title: President, Chief Executive Officer, and Secretary
                                 By:
                                Elmer J. Jones
Title: Vice-President, Treasurer
Date:
KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Charles Kiefner, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, therewith, with the Securities and Exchange
 Commission, and to make any and all state securities law or Blue Sky fil nd agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature			   					Title						Date
                                                		 	President and Director
March 19, 1999.
Charles Kiefner

                                                	 			Vice-President, Treasurer,
and	March 19, 1999.
Elmer J. Jones							 Director

                                                	 			Director
March 19, 1999.
William B. Turner

Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Definition, Ltd. of our report on examination of the financial statements of Definition, Ltd.'s for the years ended December 31, 1997 and 1996, dated September 21, 1998, appearing in the Annual Report to Stockholders for the year ended December 31, 1997 and incorporated in the Company's Annual Report on Form 10-KSB and to the use of our name, and the statements with respect to us, as appearing under the heading "Exper
Clancy & Company, P.L.L.C.
Certified Public Accountants

Phoenix, Arizona
March 19, 1999